 Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 24, 2010, relating to the financial statements and financial statement schedule of Entergy Arkansas, Inc. and the effectiveness of Entergy Arkansas, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Entergy Arkansas, Inc. for the year ended December 31, 2009, and to the reference to us under the heading "Experts" in the Entergy Arkansas, Inc. prospectus, which is part of this Registration Statement.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 24, 2010, relating to the financial statements of Entergy Gulf States Louisiana, L.L.C. (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding the effects of the distribution of certain assets and liabilities to Entergy Texas, Inc. and Subsidiaries as part of a jurisdictional separation plan), financial statement schedule, and the effectiveness of Entergy Gulf States Louisiana, L.L.C.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Entergy Gulf States Louisiana, L.L.C. for the year ended December 31, 2009, and to the reference to us under the heading "Experts" in the Entergy Gulf States Louisiana, L.L.C. prospectus, which is part of this Registration Statement.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 24, 2010, relating to the financial statements and financial statement schedule of Entergy Louisiana, LLC and the effectiveness of Entergy Louisiana, LLC’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Entergy Louisiana, LLC for the year ended December 31, 2009, and to the reference to us under the heading "Experts" in the Entergy Louisiana, LLC prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New Orleans, Louisiana
September 20, 2010